CSFB

HOME EQUITY ASSET TRUST 2006-8

DERIVED INFORMATION [10/18/06]
[$1,117,225,000]
Senior, Mezzanine & Subordinate Bonds Offered
(Approximate)

[$1,128,725,100]
Total Certificates Offered & Non-Offered

(Approximate)
Home Equity Pass-Through Certificates, Series 2006-8

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

[U.S. Bank, N.A.]
Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Home Equity Asset Trust 2006-8

<=560 Fico & >=85 LTV

Credit Suisse Securities (USA) LLC

Disclaimer

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 11/01/06 cutoff date. The final numbers will be found in the prospectus supplement. Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively. The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Portfolio Summary

Total Number of Loans: 227

Total Outstanding Loan Balance ($): 35,736,437

Total Expected Collateral Balance ($): 1,150,000,100

Total Expected Collateral Balance - Selection ($): 35,878,557

Average Loan Current Balance ($): 157,429 :

Weighted Average Original LTV (%) *: 88.0

Weighted Average Coupon (%): 9.42

Arm Weighted Average Coupon (%): 9.28

Fixed Weighted Average Coupon (%): 9.86

Weighted Average Margin (%): 6.57

Weighted Average FICO (Non-Zero): 542

Weighted Average Age (Months): 3 :

% First Liens: 98.8

% Second Liens: 1.2%

Arms: 76.9%

Fixed: 23.1%

Interest Only: 0.5

% of Loans with Mortgage Insurance: 0.0

Current Rate (%)		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
6.51	- 7.00	2	525,771	1.5	6.86	87.1	547
7.51	- 8.00	8	1,858,703	5.2	7.76	88.1	547
8.01	- 8.50	17	2,880,656	8.1	8.34	87.2	545
8.51	- 9.00	40	7,196,341	20.1	8.86	88.1	542
9.01	- 9.50	40	7,152,998	20.0	9.37	88.1	543
9.51	- 10.00	54	9,104,555	25.5	9.79	88.2	543
10.01 - 10.50		35	4,186,024	11.7	10.30	87.5	537
10.51 - 11.00		16	1,877,144	5.3	10.81	86.9	543
11.01 - 11.50		5	362,989	1.0	11.34	92.2	539
11.51 - 12.00		7	533,505	1.5	11.87	91.9	521
12.01 >=		3	57,750	0.2	12.13	100.0	537
Total:		227	35,736,437	100.0	9.42	88.0	542
Max: 12.13
Min: 6.63 Wgt Avg: 9.42

FICO		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
476	- 500	2	125,162	0.4	11.13	100.0	489
501	- 525	36	4,957,457	13.9	9.69	86.4	518
526	- 550	117	18,851,524	52.8	9.34	87.6	541
551	- 575	72	11,802,294	33.0	9.40	89.1	555
Total:		227	35,736,437	100.0	9.42	88.0	542
Max: 560
Min: 488 Wgt Avg: 542

(*) For second liens, CLTV is employed in this calculation

		Total	%		WA
Scheduled Balance	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
<= 50,000	10	264,152	0.7	10.86	95.4	532
50,001 - 100,000	67	5,061,013	14.2	10.09	87.7	542
100,001 - 150,000	65	7,888,850	22.1	9.45	86.8	539
150,001 - 200,000	29	4,985,335	14.0	9.15	87.0	544
200,001 - 250,000	26	5,760,505	16.1	9.19	87.9	541
250,001 - 300,000	2	555,660	1.6	9.78	90.0	545
300,001 - 350,000	12	3,908,903	10.9	9.19	86.6	544
350,001 - 400,000	6	2,215,170	6.2	9.19	89.4	544
400,001 - 450,000	2	830,133	2.3	10.30	87.5	556
450,001 - 500,000	4	1,925,215	5.4	8.62	92.6	535
500,001 - 550,000	2	1,066,108	3.0	9.60	90.0	552
600,001 - 650,000	1	611,771	1.7	9.45	90.0	541
650,001 - 700,000	1	663,623	1.9	9.99	95.0	552
Total:	227	35,736,437	100.0	9.42	88.0	542
Max: 663,623.42
Min: 16,561.71
Avg: 157,429.24

		Total	%		WA
Original LTV (%) *	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
80.1 - 85.0	118	17,093,013	47.8	9.39	85.0	537
85.1 - 90.0	90	15,539,179	43.5	9.49	89.8	549
90.1 - 95.0	7	2,476,838	6.9	8.83	94.9	544
95.1 - 100.0	12	627,407	1.8	10.56	99.1	526
Total:	227	35,736,437	100.0	9.42	88.0	542
Max: 100.0
Min: 85.0
Wgt Avg: 88.0

Prepay Penalty in Years	No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
0.00 1.00 2.00 3.00 5.00	68 5 74 66 14	10,616,927 1,034,628 13,871,569 8,719,108 1,494,205	29.7 2.9 38.8 24.4 4.2	9.69 9.54 9.10 9.59 9.34	88.1 88.5 88.0 88.4 85.0	544 543 544 541 523
Total:	227	35,736,437	100.0	9.42	88.0	542

Documentation Type	No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
Full Reduced Stated Income / Stated Assets	214 8 5	34,076,763 901,654 758,019	95.4 2.5 2.1	9.37 10.41 10.25	88.0 87.5 88.2	542 551 547
Total:	227	35,736,437	100.0	9.42	88.0	542

Occupancy Status	No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
Primary	227	35,736,437	100.0	9.42	88.0	542
Total:	227	35,736,437	100.0	9.42	88.0	542

(*) For second liens, CLTV is employed in this calculation

		Total	%		WA
State	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
California	16	5,746,881	16.1	8.88	90.7	543
Illinois	12	2,692,368	7.5	9.54	88.8	547
Maryland	10	2,543,814	7.1	9.24	87.5	544
Florida	15	2,302,960	6.4	8.81	86.1	545
Georgia	17	2,187,388	6.1	9.92	87.6	542
Ohio	20	1,736,567	4.9	9.71	87.9	539
Michigan	15	1,693,052	4.7	9.92	88.0	545
Pennsylvania	11	1,523,240	4.3	9.50	85.8	528
Alabama	7	1,193,656	3.3	9.59	89.7	539
Indiana	9	1,162,133	3.3	10.00	86.7	541
South Carolina	10	1,115,893	3.1	9.60	87.0	542
Washington	4	937,213	2.6	9.86	90.2	552
Virginia	6	875,733	2.5	9.38	88.4	533
New Jersey	4	874,681	2.4	9.98	85.0	551
Missouri	7	870,993	2.4	9.23	87.1	538
Other	64	8,279,865	23.2	9.44	87.3	542
Total:	227	35,736,437	100.0	9.42	88.0	542

		Total	%		WA
Purpose	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Purchase	54	6,077,401	17.0	9.78	89.0	544
Refinance - Rate Term	30	4,676,807	13.1	9.66	88.3	549
Refinance - Cashout	143	24,982,229	69.9	9.28	87.7	540
Total:	227	35,736,437	100.0	9.42	88.0	542

		Total	%		WA
Product	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Arm 2/28	84	11,746,837	32.9	9.46	87.5	543
Arm 2/28 - Balloon 40/30	48	11,896,587	33.3	9.14	88.5	544
Arm 2/28 - Balloon 45/30	1	321,185	0.9	9.38	89.5	544
Arm 2/28 - Dual 40/30	1	187,064	0.5	8.60	90.0	558
Arm 3/27	16	2,334,360	6.5	9.36	86.7	540
Arm 3/27 - Balloon 40/30	6	1,010,284	2.8	8.91	86.2	528
Fixed Balloon 30/15	3	143,601	0.4	11.73	100.0	505
Fixed Balloon 40/30	5	1,165,989	3.3	9.76	91.3	545
Fixed Balloon 45/30	1	112,136	0.3	9.63	85.0	548
Fixed Rate	62	6,818,394	19.1	9.84	87.8	541
Total:	227	35,736,437	100.0	9.42	88.0	542

		Total	%		WA
Property Type	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Single Family Residence	198	29,876,539	83.6	9.46	88.0	541
PUD	19	4,065,234	11.4	9.27	87.9	544
Condo	9	1,448,234	4.1	9.04	88.6	549
2 Family	1	346,430	1.0	9.20	90.0	558
Total:	227	35,736,437	100.0	9.42	88.0	542

(*) For second liens, CLTV is employed in this calculation

Margin (%)		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
4.01	- 4.50	1	139,173	0.5	7.63	85.0	541
4.51	- 5.00	1	121,220	0.4	8.00	85.0	546
5.01	- 5.50	21	4,456,106	16.2	9.01	87.3	538
5.51	- 6.00	22	4,384,673	15.9	9.06	88.3	544
6.01	- 6.50	35	5,450,153	19.8	9.52	88.3	543
6.51	- 7.00	22	4,183,883	15.2	9.04	87.7	541
7.01	- 7.50	36	5,821,191	21.2	9.55	88.0	544
7.51	- 8.00	12	1,664,176	6.1	9.65	87.0	545
8.01	- 8.50	5	968,459	3.5	9.61	87.6	545
8.51	- 9.00	1	307,281	1.1	8.90	89.2	551
Total:		156	27,496,316	100.0	9.28	87.9	543
Max: 8.90
Min: 4.13 Wgt Avg: 6.57

Months to Rate Reset		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
7 - 9		1	166,417	0.6	6.63	90.0	546
13	- 15	1	487,819	1.8	7.65	95.0	537
16	- 18	1	70,341	0.3	10.39	85.0	543
19	- 21	76	14,417,627	52.4	9.26	87.7	543
22	- 24	55	9,009,468	32.8	9.47	88.1	545
31	- 33	10	1,487,532	5.4	9.68	85.9	529
34	- 36	12	1,857,112	6.8	8.86	87.1	542
Total:		156	27,496,316	100.0	9.28	87.9	543
Max: 34 Min: 9 Wgt Avg: 22

		Total	%		WA
Maximum Rate (%)	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
12.51 - 13.00	3	1,093,352	4.0	7.41	89.7	542
13.01 - 13.50	2	314,185	1.1	8.50	85.0	535
13.51 - 14.00	15	3,307,404	12.0	8.44	88.6	542
14.01 - 14.50	13	2,282,820	8.3	8.70	86.5	549
14.51 - 15.00	25	4,823,352	17.5	9.05	87.5	546
15.01 - 15.50	28	5,728,098	20.8	9.26	88.6	542
15.51 - 16.00	30	5,040,727	18.3	9.83	87.7	543
16.01 - 16.50	23	3,022,172	11.0	10.17	88.2	542
16.51 - 17.00	8	1,002,612	3.6	10.15	86.5	539
17.01 - 17.50	4	494,312	1.8	10.49	86.0	530
17.51 - 18.00	4	330,389	1.2	11.19	85.0	521
18.01 >=	1	56,892	0.2	11.25	85.0	508
Total:	156	27,496,316	100.0	9.28	87.9	543
Max: 18.25
Min: 12.59
Wgt Avg: 15.18

(*) For second liens, CLTV is employed in this calculation

Minimum Rate (%)		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
5.51	- 6.00	1	73,828	0.3	10.40	85.0	549
6.01	- 6.50	1	389,189	1.4	8.28	95.0	554
6.51	- 7.00	3	746,261	2.7	7.75	86.4	540
7.51	- 8.00	8	1,858,703	6.8	7.76	88.1	547
8.01	- 8.50	15	2,370,571	8.6	8.47	85.5	542
8.51	- 9.00	30	6,051,241	22.0	8.90	87.9	540
9.01	- 9.50	29	5,685,408	20.7	9.36	88.4	543
9.51	- 10.00	35	5,791,997	21.1	9.78	88.3	544
10.01 - 10.50		23	3,228,112	11.7	10.28	88.0	540
10.51 - 11.00		9	1,149,634	4.2	10.81	86.3	547
11.01 - 11.50		2	151,371	0.6	11.25	88.1	540
Total:		156	27,496,316	100.0	9.28	87.9	543
Max: 11.25
Min: 5.99 Wgt Avg: 9.20

		Total	%		WA
Initial Periodic Cap (%)	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
1.00	2	280,476	1.0	8.96	87.3	551
1.50	21	2,792,672	10.2	9.47	85.0	527
2.00	48	9,817,195	35.7	9.04	87.9	543
3.00	85	14,605,973	53.1	9.42	88.4	546
Total:	156	27,496,316	100.0	9.28	87.9	543
Wgt Avg: 2.47

Subsequent Periodic Cap (%)		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
1.00		133	24,148,039	87.8	9.30	88.1	544
1.50		22	2,959,089	10.8	9.31	85.3	528
2.00		1	389,189	1.4	8.28	95.0	554
Total:		156	27,496,316	100.0	9.28	87.9	543
Wgt Avg:	1.07

		Total	%		WA
Interest Only Period (Months)	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
0	226	35,570,020	99.5	9.43	88.0	542
60	1	166,417	0.5	6.63	90.0	546
Total:	227	35,736,437	100.0	9.42	88.0	542

(*) For second liens, CLTV is employed in this calculation

Disclaimer

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 11/01/06 cutoff date. The final numbers will be found in the prospectus supplement. Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively. The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Portfolio Summary

Total Number of Loans: 92

Total Outstanding Loan Balance ($): 15,845,065

Total Expected Collateral Balance ($): 1,150,000,100

Total Expected Collateral Balance - Selection ($): 15,908,079

Average Loan Current Balance ($): 172,229 :

Weighted Average Original LTV (%) *: 91.1

Weighted Average Coupon (%): 9.50

Arm Weighted Average Coupon (%): 9.35

Fixed Weighted Average Coupon (%): 10.07

Weighted Average Margin (%): 6.59

Weighted Average FICO (Non-Zero): 547

Weighted Average Age (Months): 3 :

% First Liens: 97.3

% Second Liens: 2.7%

Arms: 79.0%

Fixed: 21.0%

Interest Only: 1.1

% of Loans with Mortgage Insurance: 0.0

Current Rate (%)		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
6.51	- 7.00	1	166,417	1.1	6.63	90.0	546
7.51	- 8.00	2	658,707	4.2	7.62	93.7	541
8.01	- 8.50	3	653,773	4.1	8.24	94.0	555
8.51	- 9.00	16	3,121,898	19.7	8.81	91.3	544
9.01	- 9.50	16	3,658,813	23.1	9.36	90.3	548
9.51	- 10.00	20	4,432,319	28.0	9.80	90.8	551
10.01 - 10.50		16	1,765,209	11.1	10.33	90.2	546
10.51 - 11.00		6	668,043	4.2	10.76	90.0	548
11.01 - 11.50		4	306,098	1.9	11.35	93.6	544
11.51 - 12.00		5	356,037	2.2	11.83	95.4	528
12.01 >=		3	57,750	0.4	12.13	100.0	537
Total:		92	15,845,065	100.0	9.50	91.1	547
Max: 12.13
Min: 6.63 Wgt Avg: 9.50

FICO		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
476	- 500	2	125,162	0.8	11.13	100.0	489
501	- 525	4	625,063	3.9	9.12	96.0	523
526	- 550	44	7,916,561	50.0	9.51	90.8	543
551	- 575	42	7,178,279	45.3	9.49	90.9	555
Total:		92	15,845,065	100.0	9.50	91.1	547
Max: 560
Min: 488 Wgt Avg: 547

(*) For second liens, CLTV is employed in this calculation

		Total	%		WA
Scheduled Balance	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
<= 50,000	8	166,925	1.1	11.08	100.0	527
50,001 - 100,000	27	2,014,672	12.7	10.28	90.8	550
100,001 - 150,000	19	2,252,081	14.2	9.75	90.8	548
150,001 - 200,000	11	1,877,698	11.9	9.01	90.0	548
200,001 - 250,000	11	2,400,628	15.2	9.39	91.0	551
250,001 - 300,000	1	287,892	1.8	9.45	90.0	540
300,001 - 350,000	2	665,631	4.2	9.46	90.0	555
350,001 - 400,000	4	1,499,035	9.5	9.50	91.3	548
400,001 - 450,000	1	413,786	2.6	9.74	90.0	554
450,001 - 500,000	4	1,925,215	12.2	8.62	92.6	535
500,001 - 550,000	2	1,066,108	6.7	9.60	90.0	552
600,001 - 650,000	1	611,771	3.9	9.45	90.0	541
650,001 - 700,000	1	663,623	4.2	9.99	95.0	552
Total:	92	15,845,065	100.0	9.50	91.1	547
Max: 663,623.42
Min: 16,561.71
Avg: 172,228.97

		Total	%		WA
Original LTV (%) *	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
85.1 - 90.0	73	12,740,820	80.4	9.58	90.0	549
90.1 - 95.0	7	2,476,838	15.6	8.83	94.9	544
95.1 - 100.0	12	627,407	4.0	10.56	99.1	526
Total:	92	15,845,065	100.0	9.50	91.1	547
Max: 100.0
Min: 90.0
Wgt Avg: 91.1

Prepay Penalty in Years	No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
0.00 1.00 2.00 3.00	33 2 30 27	5,522,711 441,770 5,984,348 3,896,236	34.9 2.8 37.8 24.6	9.71 9.75 9.27 9.53	90.3 90.0 91.1 92.4	548 540 546 547
Total:	92	15,845,065	100.0	9.50	91.1	547

Documentation Type	No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
Full Reduced Stated Income / Stated Assets	86 4 2	15,144,262 264,615 436,188	95.6 1.7 2.8	9.48 10.19 9.77	91.1 90.6 90.5	547 547 553
Total:	92	15,845,065	100.0	9.50	91.1	547

Occupancy Status	No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
Primary	92	15,845,065	100.0	9.50	91.1	547
Total:	92	15,845,065	100.0	9.50	91.1	547

(*) For second liens, CLTV is employed in this calculation

		Total	%		WA
State	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
California	10	4,001,212	25.3	8.94	92.7	542
Illinois	7	1,857,162	11.7	9.44	90.0	552
Maryland	5	1,290,211	8.1	9.26	90.0	552
Georgia	7	1,074,187	6.8	9.86	90.3	545
Washington	4	937,213	5.9	9.86	90.2	552
Alabama	4	768,075	4.8	9.49	91.9	545
Ohio	9	759,301	4.8	9.84	91.2	546
Michigan	6	546,162	3.4	10.39	90.8	551
North Carolina	3	439,735	2.8	9.45	90.0	554
Florida	4	404,394	2.6	9.70	90.0	551
Indiana	3	397,888	2.5	9.90	90.0	553
South Carolina	3	372,770	2.4	9.69	90.0	548
Missouri	3	334,854	2.1	9.14	90.5	548
Massachusetts	1	319,201	2.0	9.75	90.0	552
Pennsylvania	3	253,500	1.6	9.66	90.0	555
Other	20	2,089,200	13.2	9.93	91.6	545
Total:	92	15,845,065	100.0	9.50	91.1	547

		Total	%		WA
Purpose	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Purchase	35	3,578,629	22.6	9.91	91.4	545
Refinance - Rate Term	16	2,658,653	16.8	9.78	90.4	552
Refinance - Cashout	41	9,607,784	60.6	9.27	91.2	547
Total:	92	15,845,065	100.0	9.50	91.1	547

		Total	%		WA
Product	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Arm 2/28	36	5,107,347	32.2	9.63	90.0	549
Arm 2/28 - Balloon 40/30	22	6,523,470	41.2	9.23	91.1	546
Arm 2/28 - Dual 40/30	1	187,064	1.2	8.60	90.0	558
Arm 3/27	3	527,706	3.3	8.88	90.0	555
Arm 3/27 - Balloon 40/30	1	170,888	1.1	7.55	90.0	553
Fixed Balloon 30/15	3	143,601	0.9	11.73	100.0	505
Fixed Balloon 40/30	3	707,308	4.5	10.02	95.3	549
Fixed Rate	23	2,477,681	15.6	9.99	92.2	547
Total:	92	15,845,065	100.0	9.50	91.1	547

		Total	%		WA
Property Type	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Single Family Residence	81	13,142,570	82.9	9.52	91.1	548
PUD	8	1,915,627	12.1	9.65	90.5	542
Condo	2	440,438	2.8	8.41	94.4	554
2 Family	1	346,430	2.2	9.20	90.0	558
Total:	92	15,845,065	100.0	9.50	91.1	547

(*) For second liens, CLTV is employed in this calculation

Margin (%)		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
5.01	- 5.50	4	1,203,427	9.6	9.07	92.1	540
5.51	- 6.00	11	2,535,011	20.3	8.85	90.0	547
6.01	- 6.50	17	2,882,688	23.0	9.64	90.7	548
6.51	- 7.00	7	1,678,426	13.4	8.73	91.5	548
7.01	- 7.50	17	3,334,340	26.6	9.68	90.0	549
7.51	- 8.00	6	660,411	5.3	10.02	90.0	550
8.01	- 8.50	1	222,172	1.8	10.37	90.0	553
Total:		63	12,516,474	100.0	9.35	90.6	548
Max: 8.20
Min: 5.25 Wgt Avg: 6.59

Months to Rate Reset		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
7 - 9		1	166,417	1.3	6.63	90.0	546
13	- 15	1	487,819	3.9	7.65	95.0	537
19	- 21	28	6,126,853	49.0	9.42	90.7	547
22	- 24	29	5,036,792	40.2	9.62	90.0	549
34	- 36	4	698,594	5.6	8.55	90.0	555
Total:		63	12,516,474	100.0	9.35	90.6	548
Max: 34 Min: 9 Wgt Avg: 22

		Total	%		WA
Maximum Rate (%)	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
12.51 - 13.00	1	487,819	3.9	7.65	95.0	537
13.51 - 14.00	7	1,849,839	14.8	8.44	91.3	539
14.01 - 14.50	2	588,298	4.7	9.07	90.0	552
14.51 - 15.00	10	1,919,813	15.3	9.29	90.0	551
15.01 - 15.50	14	3,237,138	25.9	9.23	90.6	548
15.51 - 16.00	13	2,444,155	19.5	9.76	90.1	552
16.01 - 16.50	13	1,644,682	13.1	10.33	90.0	547
16.51 - 17.00	2	250,252	2.0	10.78	90.0	548
17.01 - 17.50	1	94,480	0.8	11.25	90.0	559
Total:	63	12,516,474	100.0	9.35	90.6	548
Max: 17.25
Min: 12.65
Wgt Avg: 15.13

Minimum Rate (%)		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
6.01	- 6.50	1	389,189	3.1	8.28	95.0	554
6.51	- 7.00	1	166,417	1.3	6.63	90.0	546
7.51	- 8.00	2	658,707	5.3	7.62	93.7	541
8.01	- 8.50	1	130,241	1.0	8.10	90.0	560
8.51	- 9.00	11	2,568,960	20.5	8.79	91.0	543
9.01	- 9.50	14	3,306,006	26.4	9.36	90.0	547
9.51	- 10.00	17	3,307,541	26.4	9.77	90.0	552
10.01 - 10.50		13	1,644,682	13.1	10.33	90.0	547
10.51 - 11.00		2	250,252	2.0	10.78	90.0	548
11.01 - 11.50		1	94,480	0.8	11.25	90.0	559
Total:		63	12,516,474	100.0	9.35	90.6	548
Max: 11.25
Min: 6.10 Wgt Avg: 9.28

(*) For second liens, CLTV is employed in this calculation

Initial Periodic Cap (%)	No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
1.00 2.00 3.00	1 18 44	130,241 4,460,059 7,926,175	1.0 35.6 63.3	8.10 8.89 9.62	90.0 91.1 90.3	560 545 549
Total:	63	12,516,474	100.0	9.35	90.6	548
Wgt Avg: 2.62

Subsequent Periodic Cap (%)		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
1.00		61	11,960,869	95.6	9.42	90.4	547
1.50		1	166,417	1.3	6.63	90.0	546
2.00		1	389,189	3.1	8.28	95.0	554
Total:		63	12,516,474	100.0	9.35	90.6	548
Wgt Avg:	1.04

		Total	%		WA
Interest Only Period (Months)	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
0	91	15,678,648	98.9	9.53	91.1	547
60	1	166,417	1.1	6.63	90.0	546
Total:	92	15,845,065	100.0	9.50	91.1	547

(*) For second liens, CLTV is employed in this calculation

Home Equity Asset Trust 2006-8

<=600 Fico & >=85 LTV

Credit Suisse Securities (USA) LLC

Disclaimer

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 11/01/06 cutoff date. The final numbers will be found in the prospectus supplement. Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively. The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Portfolio Summary

Total Number of Loans: 838

Total Outstanding Loan Balance ($): 123,157,969

Total Expected Collateral Balance ($): 1,150,000,100

Total Expected Collateral Balance - Selection ($): 123,647,757

Average Loan Current Balance ($): 146,967 :

Weighted Average Original LTV (%) *: 89.7

Weighted Average Coupon (%): 9.34

Arm Weighted Average Coupon (%): 9.09

Fixed Weighted Average Coupon (%): 10.12

Weighted Average Margin (%): 6.45

Weighted Average FICO (Non-Zero): 572

Weighted Average Age (Months): 4 :

% First Liens: 92.8

% Second Liens: 7.2%

Arms: 75.4%

Fixed: 24.6%

Interest Only: 2.9

% of Loans with Mortgage Insurance: 0.0

Current Rate (%)		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
6.01	- 6.50	1	226,971	0.2	6.10	85.0	597
6.51	- 7.00	8	2,122,663	1.7	6.92	89.7	580
7.01	- 7.50	10	2,670,987	2.2	7.36	86.0	582
7.51	- 8.00	39	9,162,644	7.4	7.79	87.7	577
8.01	- 8.50	67	14,692,915	11.9	8.34	87.6	575
8.51	- 9.00	144	26,076,914	21.2	8.84	89.3	572
9.01	- 9.50	123	21,961,328	17.8	9.33	89.9	569
9.51	- 10.00	124	20,632,097	16.8	9.76	89.2	565
10.01 - 10.50		77	9,988,055	8.1	10.28	90.0	564
10.51 - 11.00		42	6,187,897	5.0	10.74	89.1	571
11.01 - 11.50		12	807,806	0.7	11.39	95.0	566
11.51 - 12.00		62	3,053,860	2.5	11.83	96.4	576
12.01 >=		129	5,573,833	4.5	12.39	99.7	590
Total:		838	123,157,969	100.0	9.34	89.7	572
Max: 14.75
Min: 6.10 Wgt Avg: 9.34

FICO		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
476	- 500	2	125,162	0.1	11.13	100.0	489
501	- 525	36	4,957,457	4.0	9.69	86.4	518
526	- 550	117	18,851,524	15.3	9.34	87.6	541
551	- 575	192	32,023,640	26.0	9.28	88.1	563
576	- 600	491	67,200,186	54.6	9.34	91.3	588
Total:		838	123,157,969	100.0	9.34	89.7	572
Max: 600
Min: 488 Wgt Avg: 572

(*) For second liens, CLTV is employed in this calculation

		Total	%		WA
Scheduled Balance	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
<= 50,000	158	4,670,972	3.8	11.93	99.4	588
50,001 - 100,000	217	16,081,420	13.1	10.27	91.7	571
100,001 - 150,000	159	19,481,072	15.8	9.44	89.4	564
150,001 - 200,000	95	16,131,936	13.1	9.03	88.1	570
200,001 - 250,000	76	17,041,633	13.8	8.81	88.3	568
250,001 - 300,000	30	8,244,413	6.7	9.05	89.1	581
300,001 - 350,000	39	12,651,652	10.3	8.79	87.1	570
350,001 - 400,000	27	10,083,056	8.2	9.15	89.9	576
400,001 - 450,000	11	4,693,959	3.8	9.13	91.3	580
450,001 - 500,000	11	5,268,865	4.3	8.60	91.8	568
500,001 - 550,000	6	3,119,875	2.5	9.67	90.0	568
550,001 - 600,000	2	1,146,946	0.9	9.73	87.5	592
600,001 - 650,000	4	2,497,180	2.0	9.70	89.6	578
650,001 - 700,000	3	2,044,989	1.7	8.77	89.9	569
Total:	838	123,157,969	100.0	9.34	89.7	572
Max: 691,695.65
Min: 16,561.71
Avg: 146,966.55

		Total	%		WA
Original LTV (%) *	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
80.1 - 85.0	247	43,172,708	35.1	9.06	85.0	563
85.1 - 90.0	299	55,170,438	44.8	9.16	89.7	573
90.1 - 95.0	41	8,799,926	7.1	8.92	94.7	578
95.1 - 100.0	251	16,014,896	13.0	10.94	99.9	587
Total:	838	123,157,969	100.0	9.34	89.7	572
Max: 100.0
Min: 85.0
Wgt Avg: 89.7

		Total	%		WA
Prepay Penalty in Years	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
0.00	274	36,134,328	29.3	9.73	89.9	572
1.00	29	7,618,298	6.2	9.51	89.4	579
2.00	266	45,540,480	37.0	9.08	89.2	571
3.00	252	31,836,867	25.9	9.23	90.7	572
5.00	17	2,027,996	1.6	9.14	85.0	537
Total:	838	123,157,969	100.0	9.34	89.7	572

		Total	%		WA
Documentation Type	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Full	726	99,361,272	80.7	9.29	90.3	569
Reduced	36	5,420,472	4.4	9.81	89.1	580
Stated Income / Stated Assets	76	18,376,226	14.9	9.47	86.7	580
Total:	838	123,157,969	100.0	9.34	89.7	572

		Total	%		WA
Occupancy Status	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Primary	830	122,109,460	99.1	9.34	89.8	571
Second Home	4	596,226	0.5	9.73	88.9	587
Investor	4	452,284	0.4	9.49	85.0	579
Total:	838	123,157,969	100.0	9.34	89.7	572

(*) For second liens, CLTV is employed in this calculation

State	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
California	83	24,700,556	20.1	9.00	90.5	575
Florida	68	10,652,711	8.6	9.12	88.2	574
Illinois	49	10,030,511	8.1	9.18	88.7	572
Georgia	57	6,501,063	5.3	9.62	90.0	568
Washington	31	6,228,197	5.1	9.35	90.2	580
Ohio	86	5,951,165	4.8	9.83	91.9	571
Maryland	24	5,858,104	4.8	8.97	88.3	567
Pennsylvania	36	4,081,619	3.3	9.40	88.1	560
Michigan	46	3,997,861	3.2	9.86	90.3	569
Virginia	20	3,761,834	3.1	10.09	89.2	574
North Carolina	28	3,026,117	2.5	9.37	90.1	572
Arizona	14	2,813,963	2.3	9.26	91.1	576
New Jersey	13	2,712,431	2.2	9.53	86.3	571
Missouri	25	2,431,833	2.0	9.40	88.7	566
New York	11	2,361,479	1.9	9.06	86.4	576
Other	247	28,048,525	22.8	9.51	90.5	569
Total:	838	123,157,969	100.0	9.34	89.7	572

		Total	%		WA
Purpose	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Purchase	342	32,078,663	26.0	10.08	93.3	579
Refinance - Rate Term	79	12,575,085	10.2	9.13	89.2	571
Refinance - Cashout	417	78,504,221	63.7	9.07	88.4	569
Total:	838	123,157,969	100.0	9.34	89.7	572

		Total	%		WA
Product	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Arm 2/28	216	35,438,611	28.8	9.20	88.6	570
Arm 2/28 - Balloon 40/30	138	36,623,106	29.7	8.96	88.2	570
Arm 2/28 - Balloon 45/30	9	1,955,803	1.6	9.13	92.4	571
Arm 2/28 - Balloon 50/30	4	734,276	0.6	8.31	85.3	580
Arm 2/28 - Dual 40/30	4	757,519	0.6	8.74	88.9	579
Arm 3/27	77	12,504,014	10.2	9.17	92.5	576
Arm 3/27 - Balloon 40/30	14	3,345,400	2.7	9.13	89.1	568
Arm 3/27 - Balloon 45/30	10	1,484,200	1.2	9.07	91.9	580
Arm 5/25 - Balloon 40/30	1	63,723	0.1	9.10	85.0	590
Fixed Balloon 30/15	19	1,155,247	0.9	12.14	100.0	577
Fixed Balloon 40/30	113	6,986,740	5.7	11.24	95.7	581
Fixed Balloon 45/30	3	340,024	0.3	9.31	90.4	577
Fixed Rate	230	21,769,306	17.7	9.67	90.2	570
Total:	838	123,157,969	100.0	9.34	89.7	572

		Total	%		WA
Property Type	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Single Family Residence	704	100,278,589	81.4	9.31	89.6	571
PUD	85	16,051,233	13.0	9.42	90.4	575
Condo	35	4,500,712	3.7	9.51	90.2	571
2 Family	14	2,327,435	1.9	9.65	88.9	580
Total:	838	123,157,969	100.0	9.34	89.7	572

(*) For second liens, CLTV is employed in this calculation

Margin (%)		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
0.01	- 4.00	1	318,136	0.3	8.25	85.0	576
4.01	- 4.50	3	473,152	0.5	8.68	85.0	561
4.51	- 5.00	3	507,856	0.5	8.36	86.6	566
5.01	- 5.50	92	20,997,965	22.6	8.89	88.2	573
5.51	- 6.00	64	13,705,923	14.8	8.91	87.7	570
6.01	- 6.50	100	19,052,372	20.5	9.07	90.5	572
6.51	- 7.00	59	12,179,217	13.1	8.81	87.7	569
7.01	- 7.50	79	13,549,561	14.6	9.55	90.8	568
7.51	- 8.00	44	7,203,976	7.8	9.50	88.3	576
8.01	- 8.50	20	3,578,650	3.9	9.35	90.0	569
8.51	- 9.00	6	1,011,913	1.1	9.72	94.1	568
9.01	>=	2	327,929	0.4	9.39	92.3	585
Total:		473	92,906,652	100.0	9.09	89.1	571
Max: 9.25
Min: 2.67 Wgt Avg: 6.45

Months to Rate Reset		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
7 - 9		1	166,417	0.2	6.63	90.0	546
13	- 15	1	487,819	0.5	7.65	95.0	537
16	- 18	7	1,655,867	1.8	9.62	87.6	580
19	- 21	258	54,462,972	58.6	9.00	88.3	572
22	- 24	104	18,736,241	20.2	9.30	88.8	565
25	- 27	2	338,666	0.4	6.89	86.6	597
28	- 30	1	54,241	0.1	9.65	85.0	579
31	- 33	53	9,078,032	9.8	9.20	91.3	574
34	- 36	45	7,862,673	8.5	9.19	92.6	575
37	>=	1	63,723	0.1	9.10	85.0	590
Total:		473	92,906,652	100.0	9.09	89.1	571
Max: 58 Min: 9 Wgt Avg: 23

		Total	%		WA
Maximum Rate (%)	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
11.51 - 12.00	1	484,500	0.5	6.99	95.0	599
12.01 - 12.50	4	748,376	0.8	6.92	85.0	581
12.51 - 13.00	13	3,466,137	3.7	7.45	88.3	570
13.01 - 13.50	16	4,571,594	4.9	7.94	87.2	580
13.51 - 14.00	52	12,870,669	13.9	8.40	88.3	572
14.01 - 14.50	54	12,099,648	13.0	8.76	88.2	577
14.51 - 15.00	82	15,366,125	16.5	9.02	89.2	572
15.01 - 15.50	80	15,565,881	16.8	9.24	89.8	567
15.51 - 16.00	80	13,727,756	14.8	9.74	89.9	568
16.01 - 16.50	50	7,644,091	8.2	10.09	90.5	568
16.51 - 17.00	30	5,283,753	5.7	10.30	88.6	573
17.01 - 17.50	4	494,312	0.5	10.49	86.0	530
17.51 - 18.00	5	475,962	0.5	11.03	86.5	540
18.01 >=	2	107,847	0.1	11.60	85.0	534
Total:	473	92,906,652	100.0	9.09	89.1	571
Max: 18.99
Min: 11.99
Wgt Avg: 14.92

(*) For second liens, CLTV is employed in this calculation

Minimum Rate (%)		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
5.01	- 5.50	2	426,889	0.5	8.50	86.3	584
5.51	- 6.00	11	1,310,759	1.4	9.27	86.6	581
6.01	- 6.50	6	1,623,556	1.7	8.33	89.9	573
6.51	- 7.00	12	3,590,227	3.9	8.40	88.4	576
7.01	- 7.50	9	2,484,547	2.7	7.35	86.1	582
7.51	- 8.00	33	8,162,039	8.8	7.79	87.5	575
8.01	- 8.50	46	10,464,064	11.3	8.37	87.5	575
8.51	- 9.00	97	19,968,312	21.5	8.86	89.5	570
9.01	- 9.50	92	18,130,109	19.5	9.33	90.0	570
9.51	- 10.00	89	15,072,084	16.2	9.75	89.6	568
10.01 - 10.50		47	7,383,898	7.9	10.27	90.2	565
10.51 - 11.00		25	4,028,358	4.3	10.72	89.0	573
11.01 - 11.50		2	151,371	0.2	11.25	88.1	540
11.51 >=		2	110,438	0.1	11.77	85.0	565
Total:		473	92,906,652	100.0	9.09	89.1	571
Max: 11.99
Min: 5.50 Wgt Avg: 8.92

		Total	%		WA
Initial Periodic Cap (%)	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
1.00	2	280,476	0.3	8.96	87.3	551
1.50	36	5,390,124	5.8	9.33	85.1	552
2.00	157	35,170,892	37.9	8.93	88.4	571
3.00	278	52,065,160	56.0	9.16	90.0	573
Total:	473	92,906,652	100.0	9.09	89.1	571
Wgt Avg: 2.53

Subsequent Periodic Cap (%)		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
1.00		428	85,013,511	91.5	9.08	89.3	572
1.50		38	5,822,329	6.3	9.26	85.7	553
2.00		7	2,070,812	2.2	8.72	89.6	571
Total:		473	92,906,652	100.0	9.09	89.1	571
Wgt Avg:	1.05

		Total	%		WA
Interest Only Period (Months)	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
0	828	119,569,705	97.1	9.36	89.7	571
60	10	3,588,264	2.9	8.72	91.6	589
Total:	838	123,157,969	100.0	9.34	89.7	572

(*) For second liens, CLTV is employed in this calculation

Home Equity Asset Trust 2006-8

<=600 Fico & >=90 LTV

Credit Suisse Securities (USA) LLC

Disclaimer

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 11/01/06 cutoff date. The final numbers will be found in the prospectus supplement. Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively. The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Portfolio Summary

Total Number of Loans: 532

Total Outstanding Loan Balance ($): 69,567,289

Total Expected Collateral Balance ($): 1,150,000,100

Total Expected Collateral Balance - Selection ($): 69,843,952

Average Loan Current Balance ($): 130,766 :

Weighted Average Original LTV (%) *: 92.9

Weighted Average Coupon (%): 9.59

Arm Weighted Average Coupon (%): 9.19

Fixed Weighted Average Coupon (%): 10.66

Weighted Average Margin (%): 6.58

Weighted Average FICO (Non-Zero): 577

Weighted Average Age (Months): 4%

First Liens: 87.3%

Second Liens: 12.7%

Arms: 72.7%

Fixed: 27.3%

Interest Only: 4.4

% of Loans with Mortgage Insurance: 0.0

Current Rate (%)		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
6.51	- 7.00	5	1,292,818	1.9	6.92	92.6	587
7.01	- 7.50	1	274,133	0.4	7.50	90.0	600
7.51	- 8.00	14	3,602,075	5.2	7.75	91.0	579
8.01	- 8.50	26	6,134,970	8.8	8.32	90.9	584
8.51	- 9.00	76	14,390,067	20.7	8.83	91.8	574
9.01	- 9.50	74	14,073,439	20.2	9.31	92.1	574
9.51	- 10.00	67	11,349,902	16.3	9.77	92.3	570
10.01 - 10.50		48	5,759,313	8.3	10.30	93.4	573
10.51 - 11.00		25	3,752,303	5.4	10.68	91.7	580
11.01 - 11.50		10	671,970	1.0	11.41	97.1	571
11.51 - 12.00		57	2,692,464	3.9	11.83	97.9	581
12.01 >=		129	5,573,833	8.0	12.39	99.7	590
Total:		532	69,567,289	100.0	9.59	92.9	577
Max: 14.75
Min: 6.63 Wgt Avg: 9.59

FICO		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
476	- 500	2	125,162	0.2	11.13	100.0	489
501	- 525	4	625,063	0.9	9.12	96.0	523
526	- 550	44	7,916,561	11.4	9.51	90.8	543
551	- 575	99	16,155,943	23.2	9.34	90.5	562
576	- 600	383	44,744,560	64.3	9.69	94.0	589
Total:		532	69,567,289	100.0	9.59	92.9	577
Max: 600
Min: 488 Wgt Avg: 577

(*) For second liens, CLTV is employed in this calculation

		Total	%		WA
Scheduled Balance	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
<= 50,000	155	4,529,618	6.5	11.99	99.8	589
50,001 - 100,000	143	10,651,273	15.3	10.48	94.7	579
100,001 - 150,000	84	10,219,348	14.7	9.76	93.1	576
150,001 - 200,000	42	7,121,530	10.2	9.09	91.0	574
200,001 - 250,000	34	7,619,299	11.0	9.02	91.3	574
250,001 - 300,000	14	3,845,873	5.5	9.06	92.8	584
300,001 - 350,000	14	4,560,183	6.6	8.67	90.0	579
350,001 - 400,000	17	6,345,356	9.1	9.16	92.4	578
400,001 - 450,000	8	3,421,733	4.9	9.17	93.7	579
450,001 - 500,000	9	4,331,894	6.2	8.67	92.8	564
500,001 - 550,000	6	3,119,875	4.5	9.67	90.0	568
550,001 - 600,000	1	562,500	0.8	9.25	90.0	589
600,001 - 650,000	3	1,885,515	2.7	9.75	91.1	574
650,001 - 700,000	2	1,353,293	1.9	9.48	92.5	565
Total:	532	69,567,289	100.0	9.59	92.9	577
Max: 689,669.55
Min: 16,561.71
Avg: 130,765.58

		Total	%		WA
Original LTV (%) *	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
85.1 - 90.0	240	44,752,466	64.3	9.24	90.0	573
90.1 - 95.0	41	8,799,926	12.6	8.92	94.7	578
95.1 - 100.0	251	16,014,896	23.0	10.94	99.9	587
Total:	532	69,567,289	100.0	9.59	92.9	577
Max: 100.0
Min: 90.0
Wgt Avg: 92.9

Prepay Penalty in Years	No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
0.00 1.00 2.00 3.00	186 17 164 165	20,923,277 4,320,729 25,074,003 19,249,278	30.1 6.2 36.0 27.7	10.03 9.76 9.32 9.42	93.0 92.3 92.1 93.9	576 580 576 577
Total:	532	69,567,289	100.0	9.59	92.9	577

Documentation Type	No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
Full Reduced Stated Income / Stated Assets	488 21 23	61,321,785 3,238,370 5,007,134	88.1 4.7 7.2	9.57 9.69 9.76	93.2 91.5 90.0	576 585 584
Total:	532	69,567,289	100.0	9.59	92.9	577

Occupancy Status	No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
Primary Second Home	530 2	69,345,131 222,158	99.7 0.3	9.58 10.85	92.9 91.3	577 587
Total:	532	69,567,289	100.0	9.59	92.9	577

(*) For second liens, CLTV is employed in this calculation

		Total	%		WA
State	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
California	54	15,782,711	22.7	9.16	93.1	575
Illinois	27	5,838,112	8.4	9.16	90.9	573
Washington	24	4,525,217	6.5	9.74	92.0	578
Florida	36	4,226,373	6.1	9.80	92.6	582
Ohio	65	4,030,070	5.8	10.09	94.6	578
Georgia	37	3,994,481	5.7	9.83	92.7	572
Maryland	9	2,278,963	3.3	9.21	92.1	566
Michigan	32	2,270,371	3.3	10.14	93.4	579
Virginia	10	1,813,511	2.6	10.42	93.1	581
Arizona	9	1,801,162	2.6	9.29	94.6	586
Pennsylvania	19	1,767,739	2.5	9.52	91.7	579
Oregon	9	1,692,445	2.4	8.85	92.4	587
North Carolina	22	1,676,187	2.4	10.23	93.9	576
Tennessee	14	1,333,878	1.9	9.38	95.2	578
Wisconsin	11	1,311,993	1.9	9.25	92.3	575
Other	154	15,224,077	21.9	9.88	93.1	577
Total:	532	69,567,289	100.0	9.59	92.9	577

		Total	%		WA
Purpose	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Purchase	299	25,740,999	37.0	10.25	95.2	581
Refinance - Rate Term	51	7,800,803	11.2	9.26	91.2	575
Refinance - Cashout	182	36,025,486	51.8	9.19	91.6	574
Total:	532	69,567,289	100.0	9.59	92.9	577

		Total	%		WA
Product	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Arm 2/28	117	20,545,287	29.5	9.23	90.7	575
Arm 2/28 - Balloon 40/30	63	17,693,370	25.4	9.00	90.9	571
Arm 2/28 - Balloon 45/30	5	1,163,545	1.7	9.53	95.1	578
Arm 2/28 - Dual 40/30	3	596,220	0.9	9.01	90.0	577
Arm 3/27	49	7,789,052	11.2	9.45	96.7	584
Arm 3/27 - Balloon 40/30	5	1,647,825	2.4	9.31	93.2	587
Arm 3/27 - Balloon 45/30	8	1,135,397	1.6	9.10	93.6	583
Fixed Balloon 30/15	19	1,155,247	1.7	12.14	100.0	577
Fixed Balloon 40/30	105	5,426,101	7.8	11.75	98.7	585
Fixed Balloon 45/30	2	227,888	0.3	9.16	93.1	592
Fixed Rate	156	12,187,357	17.5	10.06	93.5	577
Total:	532	69,567,289	100.0	9.59	92.9	577

		Total	%		WA
Property Type	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Single Family Residence	446	56,966,301	81.9	9.55	92.6	576
PUD	56	9,202,383	13.2	9.73	94.3	579
Condo	21	2,050,079	2.9	9.83	95.5	579
2 Family	9	1,348,525	1.9	9.77	91.8	584
Total:	532	69,567,289	100.0	9.59	92.9	577

(*) For second liens, CLTV is employed in this calculation

Margin (%)		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
4.51	- 5.00	1	165,892	0.3	9.10	90.0	565
5.01	- 5.50	41	9,553,531	18.9	8.90	91.3	579
5.51	- 6.00	26	6,127,746	12.1	8.75	90.5	568
6.01	- 6.50	62	12,373,114	24.5	9.19	93.0	577
6.51	- 7.00	23	4,915,819	9.7	8.79	91.0	573
7.01	- 7.50	52	10,193,820	20.2	9.65	92.6	574
7.51	- 8.00	27	4,124,653	8.2	9.52	90.6	579
8.01	- 8.50	12	2,134,516	4.2	9.49	92.3	578
8.51	- 9.00	4	653,676	1.3	9.92	97.2	577
9.01	>=	2	327,929	0.6	9.39	92.3	585
Total:		250	50,570,696	100.0	9.19	91.9	576
Max: 9.25
Min: 5.00 Wgt Avg: 6.58

Months to Rate Reset		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
7 - 9		1	166,417	0.3	6.63	90.0	546
13	- 15	1	487,819	1.0	7.65	95.0	537
16	- 18	3	847,708	1.7	9.74	90.0	589
19	- 21	117	26,149,151	51.7	9.03	91.1	575
22	- 24	66	12,347,327	24.4	9.40	90.4	570
25	- 27	1	111,695	0.2	8.50	90.0	596
31	- 33	30	5,236,043	10.4	9.22	95.5	585
34	- 36	31	5,224,536	10.3	9.58	96.3	583
Total:		250	50,570,696	100.0	9.19	91.9	576
Max: 35 Min: 9 Wgt Avg: 23

		Total	%		WA
Maximum Rate (%)	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
11.51 - 12.00	1	484,500	1.0	6.99	95.0	599
12.51 - 13.00	5	1,546,033	3.1	7.52	92.3	570
13.01 - 13.50	4	1,198,700	2.4	8.16	91.6	593
13.51 - 14.00	25	6,624,060	13.1	8.43	90.6	569
14.01 - 14.50	27	6,712,166	13.3	8.84	90.5	585
14.51 - 15.00	43	7,821,085	15.5	9.04	92.3	577
15.01 - 15.50	47	9,669,483	19.1	9.19	92.4	571
15.51 - 16.00	50	8,937,290	17.7	9.67	92.4	575
16.01 - 16.50	31	4,444,613	8.8	10.26	93.8	570
16.51 - 17.00	15	2,892,713	5.7	10.53	91.2	583
17.01 - 17.50	1	94,480	0.2	11.25	90.0	559
17.51 - 18.00	1	145,573	0.3	10.65	90.0	584
Total:	250	50,570,696	100.0	9.19	91.9	576
Max: 17.65
Min: 11.99
Wgt Avg: 15.00

(*) For second liens, CLTV is employed in this calculation

Minimum Rate (%)		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
5.01	- 5.50	1	111,695	0.2	8.50	90.0	596
5.51	- 6.00	3	382,719	0.8	9.92	90.0	581
6.01	- 6.50	3	1,045,485	2.1	8.27	91.9	570
6.51	- 7.00	6	1,750,421	3.5	8.30	91.4	584
7.01	- 7.50	1	274,133	0.5	7.50	90.0	600
7.51	- 8.00	11	3,141,149	6.2	7.75	91.1	577
8.01	- 8.50	17	4,554,321	9.0	8.34	90.4	589
8.51	- 9.00	52	11,446,392	22.6	8.83	91.9	573
9.01	- 9.50	57	11,974,675	23.7	9.31	92.1	574
9.51	- 10.00	53	9,110,268	18.0	9.76	92.3	572
10.01 - 10.50		30	4,277,804	8.5	10.31	93.6	570
10.51 - 11.00		15	2,407,154	4.8	10.65	91.6	583
11.01 - 11.50		1	94,480	0.2	11.25	90.0	559
Total:		250	50,570,696	100.0	9.19	91.9	576
Max: 11.25
Min: 5.50 Wgt Avg: 9.06

		Total	%		WA
Initial Periodic Cap (%)	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
1.00	1	130,241	0.3	8.10	90.0	560
1.50	1	145,573	0.3	10.65	90.0	584
2.00	72	17,258,207	34.1	8.90	91.3	575
3.00	176	33,036,675	65.3	9.34	92.3	576
Total:	250	50,570,696	100.0	9.19	91.9	576
Wgt Avg: 2.65

Subsequent Periodic Cap (%)		No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
1.00		243	48,763,058	96.4	9.21	91.9	576
1.50		3	577,777	1.1	8.96	92.3	573
2.00		4	1,229,860	2.4	8.50	91.6	571
Total:		250	50,570,696	100.0	9.19	91.9	576
Wgt Avg:	1.03

		Total	%		WA
Interest Only Period (Months)	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
0	524	66,475,524	95.6	9.63	92.9	576
60	8	3,091,764	4.4	8.73	92.2	588
Total:	532	69,567,289	100.0	9.59	92.9	577

(*) For second liens, CLTV is employed in this calculation